                                                                 EXHIBIT (c)(11)

                                    GUARANTY

     This Guaranty is made as of the June 5, 1996, by VEMCO, INC., VENTURE INDUSTRIES CORPORATION, VEMCO LEASING, INC., VENTURE LEASING COMPANY, VENTURE MOLD & ENGINEERING CORPORATION, VENTURE SERVICE COMPANY, each a Michigan corporation, and VENTURE INDUSTRIES CANADA, LTD., an Ontario corporation (each a "Guarantor" and collectively, the "Guarantors") to Bailey Corporation, a Delaware corporation (the "Company") and to Roger R. Phillips, William A. Taylor, Louis T. Enos, E. Gordon Young, John G. Owens, Allen B. Freedman and Leonard Heilman (each a "Beneficiary" and collectively, the "Beneficiaries") with respect to the obligations of VEMCO ACQUISITION CORP., a Delaware corporation (the "Purchaser").

                                    RECITALS

     A. The Company is willing, on or about the date of this Guaranty, to enter into an Agreement and Plan of Merger with the Purchaser (the "Merger Agreement"), provided that the Guarantors guarantee the obligations of the Purchaser thereunder and with respect to certain related matters; and

     B. Guarantors desire to induce the Company to enter into the Merger Agreement.

     In consideration of the foregoing matters and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors covenant and agree as follows:

     1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantors hereby jointly and severally guarantee to the Company and the Beneficiaries the performance of all liabilities, agreements and other obligations of the Purchaser under the Merger Agreement, the Indemnity Agreements between the Purchaser and the Beneficiaries contemplated by Section 6.9(c) of the Merger Agreement, and the Company's obligations under the Noncompetition Agreements between the Company and the Beneficiaries in the forms attached hereto, the Amendment to the Employment and Noncompetition Agreement between the Company and Roger R. Phillips, and the Amendment to the Employment and Noncompetition Agreement between the Company and William A. Taylor, together with all costs of collection, compromise or enforcement, including, without limitation, reasonable attorneys' fees incurred with respect to this Guaranty, or with respect to a proceeding under the federal bankruptcy laws or any insolvency, receivership, arrangement or reorganization law or an assignment for the benefit of creditors concerning Purchaser or any Guarantor, together with interest on all such costs of collection, compromise or enforcement from the date arising (all the foregoing, collectively, the "Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Company or any Beneficiary first attempt to collect any of the Obligations from the Purchaser or resort to any security or other means of obtaining their payment.

     2. UNLIMITED GUARANTY. The liability of the Guarantors hereunder shall be unlimited.

     3. WAIVERS BY GUARANTORS; PURCHASER'S FREEDOM TO ACT. The Guarantors waive presentment, demand, protest, notice of acceptance, notice of obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Purchaser, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agree that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of the Company or any Beneficiary to assert any claim or demand or to enforce any right or remedy against the Purchaser; (ii) any extensions or renewals of, or alterations of the terms of, any Obligations or any portion thereof (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Company or any Beneficiary may have against any other means of obtaining repayment of the Obligations; (vi) failure to obtain or maintain a right of contribution for the benefit of the Guarantors; or (vii) any other act or omission that might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the Guarantors, all of which may be done without notice to the Guarantors.

     4. SUBROGATION. Until the payment and performance in full of all Obligations and any and all obligations of the Purchaser to the Company and the Beneficiaries, the Guarantors shall not exercise any rights against the Purchaser arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Company or any Beneficiary in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set-off or counterclaim against the Purchaser in respect of any liability of the Guarantors to the Purchaser; and the Guarantors waive any benefit of and any right to participate in any collateral that may be held by the Company or any Beneficiary.

     5. TERMINATION. This Guaranty is irrevocable and shall continue without limit of time.

     6. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantors, their successors and assigns, and shall inure to the benefit of and be enforceable by the Company, the Beneficiaries and their successors, transferees and assigns.

     7. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor any consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Company and the Beneficiaries. No failure on the part of the Company or any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof of the exercise of any other right.

     8. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answerback received, addressed as set forth below following the signatures hereto, or to such other address as either party may designate in writing.

     9. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Guarantors agree that any suit for the enforcement of this Guaranty may be brought in the courts of The Commonwealth of Massachusetts or the State of Michigan or any Federal Court sitting therein, and consent to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantors by mail at the address set forth at the head of this Guaranty. The Guarantors hereby waive any objection that they may now or hereafter have to the venue of such suit or any such court or that such suit was brought in an inconvenient court.

     10. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. This writing is intended by the parties as a final, complete and exclusive expression of their guaranty agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms. There are no conditions to the full effectiveness of this Guaranty. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of the Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

     IN WITNESS WHEREOF, the Guarantors have cause this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.


                                       VEMCO, INC.


                                       By: __________________________________
                                           Michael G.  Torakis, President

                                       VENTURE INDUSTRIES CORPORATION



                                       By: __________________________________
                                           Michael G.  Torakis, President

                                          VEMCO LEASING, INC.


                                          By: __________________________________
                                              Michael G.  Torakis, President

                                          VENTURE SERVICE COMPANY


                                          By: __________________________________
                                              Michael G.  Torakis, President

                                          VENTURE LEASING COMPANY


                                          By: __________________________________
                                              Michael G.  Torakis, President

                                          VENTURE MOLD & ENGINEERING CORPORATION


                                          By: __________________________________
                                              Michael G.  Torakis, President

                                          VENTURE INDUSTRIES CANADA, LTD.


                                          By: __________________________________
                                              Michael G.  Torakis, President

Address for Guarantors:
     33662 James J.  Pompo
     P.O. Box 278
     Fraser, MI 48026-0278

Address for Beneficiaries:
     700 Lafayette Road
     P.O. Box 307
     Seabrook, NH 03874